Exhibit 10(c)

MCDONALD'S
DEFERRED COMPENSATION PLAN

Effective Date
May 26, 2020

McDonald’s Deferred Compensation Plan

ARTICLE I
Establishment and Purpose	1

ARTICLE II
Definitions	1

ARTICLE III
Eligibility and Participation	6

ARTICLE IV
Deferrals	9

ARTICLE V
Company Contributions	12

ARTICLE VI
Payments from Accounts	12

ARTICLE VII
Valuation of Account Balances; Investments	16

ARTICLE VIII
Administration	17

ARTICLE IX
Amendment and Termination	18

ARTICLE X
Informal Funding	21

ARTICLE XI
Claims	21

ARTICLE XII
General Provisions	23

McDonald’s Deferred Compensation Plan

Article I
Establishment and Purpose
McDonald’s Corporation (the “Company”) hereby amends and restates the McDonald’s Deferred Compensation Plan (the “Plan”). This amendment and restatement applies with respect to Compensation that but for a deferral election under this Plan would have otherwise been paid on or after January 1, 2021 and Company Contributions credited to a Participant’s Account(s) with respect to any such Compensation. Amounts deferred under the Plan prior to this amendment and restatement will continue to be administered under the terms of the applicable Prior Plan Document; provided however, that Sections 6.5, 6.6, 6.7, 6.9 and Articles VII through XII will apply to all deferrals and accounts under the Plan that were established or maintained under the Plan at any time and supersede any contrary provisions of any otherwise applicable Prior Plan Document.

The purpose of the Plan is to attract and retain key employees by providing them with an opportunity to defer receipt of a portion of their salary, bonus, and other specified compensation. The Plan is not intended to meet the qualification requirements of Code Section 401(a). The terms of the Plan are intended to be interpreted, and the Plan is intended to be operated, in a manner such that no amount of compensation deferred hereunder be required to be included in any person’s gross income under Section 409A(a)(1)(A) of the Code or otherwise subject to the interest or additional tax described in Section 409A(a)(1)(B) of the Code, provided, however neither the Company nor any Participating Employer makes any guarantee regarding the inapplicability of such income inclusion or interest and additional tax and in the event either or both apply with respect to any individual the obligation to pay any and all such taxes or interest will be the sole responsibility and obligation of such individual.

The Plan constitutes an unsecured promise by a Participating Employer to pay benefits in the future. Participants in the Plan shall have the status of a general unsecured creditor of the applicable Participating Employer. Each Participating Employer shall be solely responsible for payment of the benefits attributable to services performed for it. The Plan is unfunded for Federal tax purposes and is intended to be an unfunded deferred compensation arrangement for Eligible Employees who are part of a select group of management or highly compensated employees of the Employer within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Any amounts set aside to defray the liabilities assumed by a Participating Employer will remain the general assets of the Participating Employer and shall remain subject to the claims of the Participating Employer’s creditors until such amounts are distributed to the Participants.

Article II
Definitions

2.1
Account. Account means a bookkeeping account maintained by the Committee to record the payment obligation of a Participating Employer to a Participant as determined under the terms of the Plan. The Committee may maintain an Account to record the total obligation to a Participant and component Accounts to reflect amounts payable at different times and in different forms. Reference to an Account means any such Account established by the Committee, as the context requires. Accounts are intended to constitute

McDonald’s Deferred Compensation Plan

unfunded obligations within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

2.2	Account Balance. Account Balance means, with respect to any Account, the total payment obligation owed to a Participant from such Account as of the most recent Valuation Date.

2.3	Affiliate. Affiliate means a corporation or a trade or business that, together with the Company, is treated as a single employer under Code Section 414(b) or (c).

2.4
Beneficiary. Beneficiary means a natural person, estate, or trust designated by a Participant in accordance with Section 6.4 hereof to receive payments to which a Beneficiary is entitled in accordance with provisions of the Plan.

2.5
Board of Directors. Board of Directors means, for a Participating Employer organized as a corporation, its board of directors and for a Participating Employer organized as a limited liability company, its board of managers.

2.6
Bonus Deferral Election. Bonus Deferral Election is a valid election to make a Deferral in a timely filed Compensation Deferral Agreement with respect to a Participant’s Compensation that is paid pursuant to the McDonald’s Target Incentive Plan (or a successor plan). No other forms of compensation (including, but not limited to, sign on bonuses, officers’ discretionary bonuses, severance or exit bonuses, restricted stock units, performance stock units, or any other long-term incentive compensation) or compensation paid by an Affiliate that is not a Participating Employer may be deferred under the Bonus Deferral Election feature of the Plan.

2.7	Business Day. Business Day means each day on which the New York Stock Exchange is open for business.

2.8
Change in Control. Change in Control means, with respect to a Participating Employer that is organized as a corporation, any of the following events: (i) a change in the ownership of the Participating Employer (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)), (ii) a change in the effective control of the Participating Employer (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vi)), or (iii) a change in the ownership of a substantial portion of the assets of the Participating Employer (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vii)).

An event constitutes a Change in Control with respect to a Participant only if the Participant performs services for the Participating Employer that has experienced the Change in Control, or the Participant’s relationship to the affected Participating Employer otherwise satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(ii).

Notwithstanding anything to the contrary herein, with respect to a Participating Employer that is a partnership or limited liability company, Change in Control means only a change in the ownership of such entity or a change in the ownership of a substantial portion of

McDonald’s Deferred Compensation Plan

the assets of such entity, and the provisions set forth above (by cross reference to the applicable Treasury regulations) respecting such changes relative to a corporation shall be applied by analogy. Any reference to a “majority shareholder” shall be treated as referring to a partner or member that (a) owns more than 50% of the capital and profits interest of such entity, and (b) alone or together with others is vested with the continuing exclusive authority to make management decisions necessary to conduct the business for which the partnership or limited liability company was formed.

2.9	Claimant. Claimant means a Participant or Beneficiary filing a claim under Article XI of this Plan.

2.10	Code. Code means the Internal Revenue Code of 1986, as amended from time to time.

2.11
Committee. Committee means the McDonald’s Corporation Officer Committee (or the applicable successor thereto), the members of which shall be appointed from time to time by the Chief People Officer of the Company (or such other officer who shall be so designated by the Company’s Board of Directors from time to time).

2.12	Company. Company means McDonald’s Corporation.

2.13
Company Contribution. Company Contribution means a credit by a Participating Employer to a Participant’s Account(s) in accordance with the provisions of Article V of the Plan. Unless the context clearly indicates otherwise, a reference to Company Contribution shall include Earnings attributable to such contribution.

2.14
Compensation. Compensation means compensation as defined in the McDonald’s Corporation 401(k) Plan (or its successor) (the “401(k) Plan”), but including Deferrals under this Plan and without regard to the limitations imposed under Section 401(a)(17) of the Code.

2.15
Compensation Deferral Agreement. Compensation Deferral Agreement means an agreement between a Participant and a Participating Employer that specifies: (i) the Participant’s Bonus Deferral Election or Salary Deferral Election under the Plan, made in accordance with the provisions of Article IV, (ii) the period during which such election will remain in effect, and (iii) the Payment Schedule for the Deferral resulting from such election applicable to one or more Accounts.

2.16
Deferral. Deferral means a credit to a Participant’s Account(s) that records that portion of the Participant’s Compensation that the Participant has elected to defer to the Plan in accordance with the provisions of Article IV. Unless the context of the Plan clearly indicates otherwise, a reference to Deferrals includes Earnings attributable to such Deferrals.

2.17	Earnings. Earnings means an adjustment to the value of an Account in accordance with Article VII.

McDonald’s Deferred Compensation Plan

2.18	Effective Date. Effective Date means May 26, 2020.

2.19	Eligible Employee. Eligible Employee means an Employee who is a member of a select group of management or highly compensated employees who meets the requirements of Section 3.1.

2.20	Employee. Employee means a common-law employee of an Employer.

2.21	Employer. Employer means the Company and each Affiliate.

2.22
Enrollment Period. Enrollment Period means the period established by the Committee during which a Participant may make a Bonus Deferral Election or Salary Deferral Election, as applicable, with respect to the applicable portion of the Participant’s Compensation, which shall end no later than the last day a Compensation Deferral Agreement may be filed with respect to such portion of the Participant’s Compensation in accordance with Section 4.2.

2.23	ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.24
Flex Account. Flex Account means a Separation Account or Specified Date Account established under the terms of a Participant’s Compensation Deferral Agreement. Unless the Committee specifies otherwise, a Participant may maintain no more than five (5) Flex Accounts at any one time.

2.25	Participant. Participant means an individual described in Article III.

2.26
Participating Employer. Participating Employer means the Company and each Affiliate who has adopted the Plan with the consent of the Company. Each Participating Employer shall be identified on Schedule A attached hereto.

2.27
Payment Schedule. Payment Schedule means the date as of which payment of an Account will commence and the form in which payment of such Account will be made under the terms of the Bonus Deferral Election or Salary Deferral Election in effect for such Account under the terms of this Plan.

2.28
Performance-Based Compensation. Performance-Based Compensation means Compensation where the amount of, or entitlement to, the Compensation is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months. Organizational or individual performance criteria are considered pre-established if established in writing by not later than 90 days after the commencement of the period of service to which the criteria relate, provided that the outcome is substantially uncertain at the time the criteria are established. Performance-Based Compensation shall not include any Compensation payable upon the Participant’s death or disability (as defined in Treasury Regulation Section 1.409A-1(e)) without regard to the satisfaction of the performance criteria.

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2.29	Plan. Plan means the “McDonald’s Deferred Compensation Plan.”

2.30	Plan Year. Plan Year means January 1 through December 31.

2.31
Primary Separation Account. Primary Separation Account means an Account established by the Committee to record Company Contributions and Deferrals allocated to the Primary Separation Account pursuant to a Participant’s Compensation Deferral Agreement, payable to a Participant upon Separation from Service in accordance with Section 6.3.

2.32
Prior Plan Document. Prior Plan Document refers to prior amendments and restatements of this Plan. Except to the extent set forth in Article I, the applicable Prior Plan Document applies to all amounts deferred and accounts established under the Plan with respect to Compensation that but for a deferral election under such document would have otherwise been paid in 2020 or an earlier calendar year and Company Contributions credited to a Participant’s Account(s) with respect to any such Compensation.

2.33
Salary Deferral Election. Salary Deferral Election is a valid election to make a Deferral in a timely filed Compensation Deferral Agreement with respect to the portion of a Participant’s Compensation that is considered base salary.

2.34
Separation Account. Separation Account means a Flex Account established by the Committee in accordance with a Participant’s Compensation Deferral Agreement to record Deferrals allocated to such Account by the Participant and which are payable as a result of the Participant’s Separation from Service as set forth in Section 6.3.

2.35	Separation from Service. Separation from Service means an Employee’s separation from service within the meaning of Treasury Regulation Section 1.409A-1(h).

For purposes of determining whether a Separation from Service has occurred, the Employer means the Employer as defined in Section 2.21 of the Plan, except that in applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining whether another organization is an Affiliate of the Company under Code Section 414(b), and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining whether another organization is an Affiliate of the Company under Code Section 414(c), “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in those sections.

The Committee specifically reserves the right to determine whether a sale or other disposition of substantial assets to an unrelated party constitutes a Separation from Service with respect to a Participant providing services to the seller immediately prior to the transaction and providing services to the buyer after the transaction.

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2.36
Specified Date Account. Specified Date Account means a Flex Account established by the Committee to record the amounts payable in July of a future year that is designated in the Participant’s Compensation Deferral Agreement.

2.37	Substantial Risk of Forfeiture. Substantial Risk of Forfeiture has the meaning specified in Treasury Regulation Section 1.409A-1(d).

2.38
Unforeseeable Emergency. Unforeseeable Emergency means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s dependent (as defined in Code Section 152, without regard to Section 152(b)(1), (b)(2), and (d)(1)(B)), or a Beneficiary; loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The types of events which may qualify as an Unforeseeable Emergency may be limited by the Committee.

2.39	Valuation Date. Valuation Date means each Business Day.

Article III
Eligibility and Participation

3.1
Eligibility and Commencement of Participation. An Employee shall become an Eligible Employee as described in this Section. An Eligible Employee shall become a Participant with respect to the applicable portion of the Plan on the first to occur of (i) the date on which the applicable Compensation Deferral Agreement becomes irrevocable under Article IV or (ii) the date Company Contributions are credited to an Account on behalf of such Eligible Employee.

(a)	Salary Deferral Elections. An Employee shall be eligible to participate in the Plan for a Plan Year for purposes of making a Salary Deferral Election if:

i.	The individual is either:

1.	An officer of the Company or a Participating Employer as of the last day of the Enrollment Period for such Plan Year; or

2.
An Employee of the Company or a Participating Employer who is in the Directional Compensation Band or above on the last day of the Enrollment Period ending in June preceding such Plan Year and will be eligible to participate in the employer matching contribution feature under the 401(k) Plan as of January 1 of the Plan Year; and

ii.
The individual’s annualized base pay determined as of a date established by the Committee each year equals or exceeds the applicable dollar amount in effect under Code Section 414(q)(1)(B)(i) as of the last day of the applicable Enrollment Period.

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(b)
Bonus Deferral Elections. An Employee shall be eligible to participate in the Plan for a Plan Year for purposes of making a Bonus Deferral Election with respect to the portion of a Participant’s Compensation paid with respect to that Plan Year that is Performance-Based Compensation if:

i.
The individual is an officer of the Company or a Participating Employer or an Employee who is in the Directional Compensation Band or above on the last day of the Enrollment Period ending in June for such Plan Year and will be eligible to participate in the employer matching contribution feature under the 401(k) Plan as of January 1 of the Plan Year;

ii.
The individual’s annualized base pay determined as of a date established by the Committee each year equals or exceeds the applicable dollar amount in effect under Code Section 414(q)(1)(B)(i) as of the last day of the Enrollment Period; and

iii.	The individual has made a Salary Deferral Election on a Compensation Deferral Agreement for that Plan Year.

(c)
Newly-Hired Officers - Salary Deferrals. Officers of the Company or a Participating Employer who are newly-hired during a Plan Year shall be eligible to participate for purposes of making a Salary Deferral Election solely with respect to Compensation earned after the end of the Enrollment Period described in this Section 3.1(c).

Effective January 1, 2021, solely with respect to Salary Deferral Elections, the Enrollment Period for a newly-hired officer shall be as follows:

i.	Officers hired on or after January 1 and before April 1, the Enrollment Period shall be 30-day period ending March 31.

ii.	Officers hired on or after April 1 and before July 1, the Enrollment Period shall be the 30-day period ending June 30.

iii.	Officers hired on or after July 1 and before October 1, the Enrollment Period shall be the 30-day period ending September 30.

iv.	Officers hired on or after October 1, the Enrollment Period.

In order to participate for the Plan Year that includes their date of hire, newly-hired officers must submit their Compensation Deferral Agreement by the last day of the applicable Enrollment Period and such Compensation Deferral Agreement shall be irrevocable as of that date. Officers hired on or after October 1 shall not be eligible to participate in the Plan for purposes of making a Salary Deferral Election during the Plan Year that includes their date of hire. Newly-hired officers shall not be eligible to participate for purposes of making a Bonus Deferral Election until they are eligible in accordance with Section 3.1(b) above.

(d)	Officers Hired After Enrollment Period. Officers not eligible to participate for a Plan Year under Section 3.1(a) because they were hired after the last Enrollment

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Period for such Plan Year shall be eligible to participate as a newly-hired officer under Section 3.1(c) as if such officer was hired on January 1 of the first Plan Year following their date of hire.

(e)
Rehired Employees. Officers of the Company or a Participating Employer who were previously eligible to participate in the Plan and (i) are rehired 24 months or more after the date of their Separation from Service or (ii) received their final payment from the Plan prior to rehire will be treated as a newly-hired officer and eligible to participate in accordance with Section 3.1(c) and (d). If such an officer is rehired less than 24 months following the date of their Separation from Service, they will not be treated as a newly-hired officer; but may have the opportunity to make a Salary Deferral Election by submitting an election form in accordance with rules established by the Committee; provided, however, that such rules shall comply with the timing requirements of Section 4.2. In no event shall a rehired officer be eligible to make a Bonus Deferral Election prior to the next applicable June Enrollment Period. Employees below the officer level who are rehired will be able to participate in accordance Section 3.1(a) and (b). If an Eligible Employee who has incurred a Separation from Service subsequently resumes performing services for an Employer, then any Compensation paid with respect to the Plan Year that includes the date of the Employee’s Separation from Service shall remain subject to any Compensation Deferral Agreement in effect for such Plan Year.

(f)
Transferred Directors and Above. An Employee in the Directional Compensation Band or above who transfers to a Participating Employer during a Plan Year and who meets the conditions described in this paragraph shall be eligible to participate in the Plan for the remainder of that Plan Year in accordance with the same requirements described in Section 3.1(c) and (d) above for newly-hired officers. Such an Employee shall be eligible to participate in the Plan under this paragraph if the Employee (i) transfers employment from an Affiliate that is not a Participating Employer, (ii) was not subject to taxation in the United States immediately prior to such transfer of employment, (iii) immediately after such transfer of employment, is in the Directional Compensation Band or above at a Participating Employer, and (iv) has annualized base pay as of the date of transfer in an amount that equals or exceeds the applicable dollar amount in effect under Code Section 414(q)(1)(B)(i) as of such date.

(g)	Temporary Employees and Interns. Employees classified as temporary by the Company and interns, regardless of their compensation band, are not eligible to participate in the Plan.

3.2
Duration of Participation. Only Eligible Employees may submit a Compensation Deferral Agreement during an Enrollment Period or receive Company Contributions with respect to a Plan Year. For the avoidance of doubt, a Participant who is no longer an Eligible Employee but has not incurred a Separation from Service is not eligible to submit a Compensation Deferral Agreement but may otherwise exercise all of the rights of a

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Participant under the Plan with respect to their Account(s). On and after a Separation from Service, a Participant shall remain a Participant as long as their Account Balance is greater than zero (0). All Participants, regardless of employment status, will continue to be credited with Earnings and during such time may continue to make allocation elections as provided in Section 7.4. An individual shall cease being a Participant in the Plan when his Account has been reduced to zero (0).

Article IV
Deferrals

4.1	Deferral Elections, Generally.

(a)
An Eligible Employee may make an initial election to defer Compensation by submitting a Compensation Deferral Agreement during the Enrollment Period established by the Committee and in the manner specified by the Committee, but in any event, in accordance with Section 4.2.

(b)
A Compensation Deferral Agreement that is not timely filed (as described in 4.1(a)) with respect to a service period or component of Compensation, or that is submitted by a Participant who Separates from Service prior to the latest date such agreement would become irrevocable under Section 409A of the Code, shall be null and void and shall not take effect with respect to such item of Compensation. The Committee may modify or revoke any Compensation Deferral Agreement prior to the date the election becomes irrevocable under the rules of Section 4.2.

(c)
The Committee may permit different deferral amounts in a Compensation Deferral Agreement for each component of Compensation and may specify in the enrollment materials a minimum or maximum deferral amount for each such component.

(d)
Deferrals of cash Compensation shall be calculated with respect to the gross cash Compensation payable to the Participant prior to any deductions or withholdings, but shall be reduced by the Committee as necessary so as not to exceed 100% of the cash Compensation of the Participant remaining after deduction of all required income and employment taxes, required employee benefit deductions, deferrals to 401(k) plans and other deductions required by law. The Committee, in its sole discretion, may disregard any changes to payroll withholdings that affect the amount of Compensation being deferred to the Plan.

(e)
The Eligible Employee shall specify on their Compensation Deferral Agreement the amount of Deferrals and whether to allocate Deferrals to the Primary Separation Account or to one or more Flex Accounts. If no designation is made, Deferrals shall be allocated to the Primary Separation Account.

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4.2    Timing Requirements for Compensation Deferral Agreements.

(a)
Initial Eligibility. As described in Section 3.1(c), the Committee may permit certain newly-hired Eligible Employees to defer certain Compensation earned during the Plan Year that includes their date of hire. In addition, as described in Section 3.1(d), the Committee may permit Eligible Employees hired after the end of the last Enrollment Period applicable to Compensation earned during a Plan Year to defer certain Compensation earned during that Plan Year. In either case, the Compensation Deferral Agreement must be filed and becomes irrevocable on the last day of the applicable Enrollment Period described in Section 3.1(c), unless the Compensation Deferral Agreement specifies that it is irrevocable on an earlier date.

A Compensation Deferral Agreement filed under this paragraph applies to Compensation earned after the end of the applicable Enrollment Period.

(b)
Prior Year Election. Except as otherwise provided in this Section 4.2, the Committee may permit an Eligible Employee to defer Compensation by filing a Compensation Deferral Agreement during an Enrollment Period, the last day of which shall be no later than December 31 of the year prior to the year in which the Compensation to be deferred is earned. A Compensation Deferral Agreement filed under this paragraph shall become irrevocable with respect to such Compensation on the latest date permitted by the Committee, which shall be no later than December 31.

(c)
Performance-Based Compensation. The Committee may permit an Eligible Employee to defer Compensation which qualifies as Performance-Based Compensation by filing a Compensation Deferral Agreement during an Enrollment Period, the last day of which shall be no later than the date that is six months before the end of the applicable performance period, provided that:

(i)
the Participant performs services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date the Compensation Deferral Agreement is submitted; and

(ii)	the Compensation is not readily ascertainable as of the date the Compensation Deferral Agreement is filed.

Such election becomes irrevocable on the latest date permitted by the Committee, which shall be no later than the date described under the preceding rules.

Any election to defer Performance-Based Compensation that is made in accordance with this paragraph and that becomes payable as a result of the Participant’s death or disability (as defined in Treasury Regulation Section

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1.409A-1(e)) or upon a change in control (as defined in Treasury Regulation Section 1.409A-3(i)(5)) prior to the satisfaction of the performance criteria, will be void unless it would be considered timely under another rule described in this Section.

(d)
Certain Forfeitable Rights. With respect to a legally binding right to a payment in a subsequent year that is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least 12 months from the date the Participant obtains the legally binding right, the Committee may permit an Eligible Employee to defer such Compensation by filing a Compensation Deferral Agreement on or before the 30th day after the legally binding right to the Compensation accrues, provided that the Compensation Deferral Agreement is submitted at least 12 months in advance of the earliest date on which the forfeiture condition could lapse. The Compensation Deferral Agreement described in this paragraph becomes irrevocable not later than such 30th day. If the forfeiture condition applicable to the payment lapses before the end of such 12-month period as a result of the Participant’s death or disability (as defined in Treasury Regulation Section 1.409A-3(i)(4)) or upon a change in control (as defined in Treasury Regulation Section 1.409A-3(i)(5)), the Compensation Deferral Agreement will be void unless it would be considered timely under another rule described in this Section.

4.3
Allocation of Deferrals. A Compensation Deferral Agreement may allocate Deferrals to the Primary Separation Account or to one or more Flex Accounts. The Committee may, in its discretion, establish in a written communication during enrollment a minimum deferral period for the establishment of a Specified Date Account (for example, the second Plan Year following the year Compensation is first allocated to such Accounts).

4.4
Deductions from Pay. The Committee has the authority to determine the payroll practices under which any component of Compensation subject to a Compensation Deferral Agreement will be deducted from a Participant’s Compensation.

4.5	Vesting. Participant Deferrals of cash Compensation shall be 100% vested at all times.

4.6
Cancellation of Deferrals. The Committee in its sole discretion may cancel a Participant’s Deferrals: (i) upon written request of the Participant, for the balance of the Plan Year in which an Unforeseeable Emergency described in Section 6.5 occurs, and (ii) during periods in which the Participant is unable to perform the duties of their position or any substantially similar position due to a mental or physical impairment that can be expected to result in death or last for a continuous period of at least six months, provided cancellation occurs by the later of the end of the taxable year of the Participant or the 15th day of the third month following the date the Participant incurs the disability (as defined in this paragraph (ii)).

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Article V
Company Contributions

5.1
Discretionary Company Contributions. The Company may, from time to time in its sole and absolute discretion, credit discretionary Company Contributions in the form of matching, profit sharing or other contributions to any Participant in any amount determined by the Company. Discretionary Company Contributions are credited at the sole discretion of the Company and the fact that a discretionary Company Contribution is credited to a Participant at any particular time shall not obligate any Participating Employer to continue to make any such Company Contributions at any other time. Such discretionary Company Contributions (other than Restoration Matching Contributions, as described below) shall be memorialized in a writing signed by a member of the Committee. Such writing must include the following information: (i) the name of the Participant, (ii) the amount that is being credited, (iii) the Account to which such amount shall be credited, (iv) the Payment Schedule, and (v) any vesting conditions that may apply to such credited amount.

Restoration Matching Contribution. Company Contributions may take the form of restoration matching contributions (“Restoration Matching Contribution”), at the same matching contribution rate provided under the 401(k) Plan, less matching contributions provided under the 401(k) Plan for the same Plan Year; provided that any such matching contributions will be credited to a Participant’s Account with respect to a Plan Year only if the Participant has elected to defer, and has deferred, the maximum permissible deferral under the 401(k) Plan in accordance with Section 402(g) of the Code and applicable nondiscrimination requirements under the Code. Only Participants eligible to receive matching contributions under the 401(k) Plan as of January 1 of the Plan Year will be eligible to receive a Restoration Matching Contribution for that Plan Year. Any Restoration Matching Contributions shall be credited to a Participant’s Primary Separation Account. The Committee shall determine, in its sole discretion, the timing of Restoration Matching Contributions, as well as any other rules or requirements applicable to such contributions, including eligibility requirements.

Earnings Adjustment. Matching credits for a Plan Year will be credited with a retroactive earnings adjustment equal to (a) the Restoration Matching Contribution, multiplied by (b) the net annual rate of return for the current stable value fund available under the 401(k) Plan (currently, the Capital Preservation Investment Option) after reduction for applicable expenses under the Plan.

5.2	Vesting. Unless specified otherwise by the Committee in accordance with Section 5.1, Company Contributions are always 100% vested.

Article VI
Payments from Accounts

6.1	General Rules. A Participant’s Accounts become payable upon the first to occur of the payment events applicable to such Account under (i) Sections 6.2 or 6.3 (as elected) and

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(ii) Sections 6.4 through 6.6.

Payment events and Payment Schedules elected by the Participant shall be set forth in a valid Compensation Deferral Agreement that establishes the Account to which such elections apply in accordance with Article IV or in a valid modification election applicable to such Account as described in Section 6.9.

Payment amounts are based on Account Balances as of the first Valuation Date of the specified payment month.

6.2	Specified Date Accounts.

Commencement. Payment is made or begins in July of the year designated by the Participant. The designated payment year may not be (a) earlier than July of the year following the third anniversary of the last day of the Plan Year in which the applicable Compensation Deferral Agreement that establishes the Specified Date Account is submitted or (b) later than the year in which the Participant will attain age 70.

Form of Payment. Payment will be made in a lump sum, unless the Participant elected to receive a designated number of annual installments up to 15 years.

The time and form of payment of Specified Date Accounts is unaffected by an earlier Separation from Service described in Section 6.3.

6.3	Separation from Service. Upon a Participant’s Separation from Service other than death, the Participant is entitled to receive their vested Primary Separation Account and Separation Accounts.

Commencement. The Primary Separation Account and all other Separation Accounts commence payment in the seventh month following the Participant’s Separation from Service.

Form of Payment. The Primary Separation Account and Separation Accounts will be paid in a single lump sum unless the Participant elected with respect to an Account to receive a designated number of monthly, quarterly, or annual installments up to 15 years.

6.4
Death. Notwithstanding anything to the contrary in this Article VI, upon the death of the Participant (regardless of whether such Participant is an Employee at the time of death), all remaining vested Account Balances shall be paid to their Beneficiary in a single lump sum no later than December 31 of the calendar year following the year of the Participant’s death.

(a)
Designation of Beneficiary in General. The Participant shall designate a Beneficiary in the manner and on such terms and conditions as the Committee may prescribe. No such designation shall become effective unless filed with the Committee during the Participant’s lifetime. A Participant may from time to time

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change their designated Beneficiary without the consent of a previously-designated Beneficiary by filing a new designation with the Committee.

(b)
No Beneficiary. If a designated Beneficiary does not survive the Participant, or if there is no valid Beneficiary designation, amounts payable under the Plan upon the death of the Participant shall be paid to (i) the Participant’s beneficiary under the McDonald’s Corporation Supplemental Profit Sharing and Savings Plan, or, if no such beneficiary is on file, (ii) then to the duly appointed and currently acting personal representative of the Participant’s estate.

6.5
Unforeseeable Emergency. A Participant who experiences an Unforeseeable Emergency may submit a written request to the Committee to cease Deferrals to the Plan for the remainder of the current Plan Year. If the emergency need cannot be relieved by cessation of Deferrals to the Plan, the Committee may approve an emergency payment from the Participant’s vested Accounts not to exceed the amount reasonably necessary to satisfy the need, taking into account the additional compensation that is available to the Participant as the result of cancellation of deferrals to the Plan, including amounts necessary to pay any taxes or penalties that the Participant reasonably anticipates will result from the payment. The amount of the emergency payment shall be subtracted pro-rata from all of the Participant’s Accounts. Emergency payments shall be paid in a single lump sum within the 90-day period following the date the payment is approved by the Committee. The Committee may specify that Deferrals will be distributed before any Company Contributions. The Committee has sole discretionary authority to determine whether an Unforeseeable Emergency exists and the amount necessary to satisfy the need, if any.

6.6
Cash-Out of Small Balances. Notwithstanding any election made by a Participant, if the balance in a Participant’s Accounts established under the Plan (including under the Prior Plan Document) as of the Participant’s Separation from Service is less than $50,000, then such Participant’s Accounts shall be paid in a single lump sum in the seventh month following the Participant’s Separation from Service. Notwithstanding anything to the contrary in this Article VI, the Committee may at any time and without regard to whether a payment event has occurred, direct in writing an immediate lump sum payment of the Participant’s Accounts if the balance of such Accounts, combined with any other amounts required to be treated as deferred under a single plan pursuant to Code Section 409A, does not exceed the applicable dollar amount under Code Section 402(g)(1)(B), provided any other such aggregated amounts are also distributed in a lump sum at the same time.

6.7
Acceleration of or Delay in Payments. Notwithstanding anything to the contrary in this Article VI, the Committee, in its sole and absolute discretion, may elect to accelerate the time or form of payment of an Account, provided such acceleration is permitted under Treasury Regulation Section 1.409A-3(j)(4). The Committee may also, in its sole and absolute discretion, delay the time for payment of an Account, to the extent permitted under Treasury Regulation Section 1.409A-2(b)(7).

McDonald’s Deferred Compensation Plan

6.8
Rules Applicable to Installment Payments. If a Payment Schedule specifies installment payments, payments will be made beginning as of the payment commencement date for such installments and shall continue to be made on the first day of each subsequent payment period until the number of installment payments specified in the Payment Schedule has been paid. The first day with respect to each payment commencement date under Section 6.2 or 6.3 is (i) for annual payments, each anniversary of the payment commencement date, (ii) for quarterly payments, the first day of every third calendar month and (iii) for monthly payments, the first day of each calendar month. The amount of each installment payment shall be determined by dividing (a) by (b), where (a) equals the Account Balance as of the Valuation Date and (b) equals the remaining number of installment payments. For purposes of Section 6.9, installment payments will be treated as a single payment. If an Account is payable in installments, the Account will continue to be credited with Earnings in accordance with Article VII hereof until the Account is completely distributed.

6.9
Modifications to Payment Schedules. A Participant may modify the Payment Schedule elected by him or her with respect to an Account, consistent with the permissible Payment Schedules available under the Plan for the applicable payment event, provided such modification complies with the requirements of this Section 6.9.

(a)
Time of Election. The modification election must be submitted to the Committee not less than 12 months prior to the date payments would have commenced under the Payment Schedule in effect prior to modification (the “Prior Election”).

(b)
Date of Payment under Modified Payment Schedule. The date payments are to commence under the modified Payment Schedule generally must be no earlier than five years after the date payment would have commenced under the Prior Election, determined in accordance with Treasury Regulation Section 1.409A-2(b). Under no circumstances may a modification election result in an acceleration of payments in violation of Code Section 409A.

(c)	Irrevocability; Effective Date. A modification election is irrevocable when filed and becomes effective 12 months after the filing date.

(d)
Effect on Accounts. An election to modify a Payment Schedule is specific to the Account or payment event to which it applies, and shall not be construed to affect the Payment Schedules or payment events of any other Accounts.

6.10
Payments to Rehired Participants. If a Participant has a bona fide Separation from Service and thereafter resumes service with the Company or any Affiliate (whether as an employee or independent contractor), the portion of the Participant’s Account balance attributable to amounts deferred from compensation earned prior to such Separation from Service (as adjusted for net investment earnings, gains and losses) shall be distributed to the Participant based on such Separation from Service without regard to the Participant’s resumption of service, and any amounts deferred from compensation earned after the Participant’s resumption of service (as adjusted for net investment earnings, gains and

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losses) shall not be distributed to the Participant until the Participant’s subsequent Separation from Service.

6.11
Domestic Relations Orders. Notwithstanding any provision in this Plan to the contrary, if any portion of a Participant’s Account is assigned to a person other than the Participant pursuant to a judgment, decree, order (including approval of a property settlement agreement) which (a) relates to the provision of child support, alimony payments, or marital property rights to the Participant’s spouse, child or other dependent (an “Alternate Payee”), and (b) is made pursuant to the domestic relations law (including a community property law) of any state or territory (a “Domestic Relations Order”), the Committee shall direct the immediate distribution to the Alternate Payee of the portion, if any, of each such Account of the Participant that has been assigned to such Alternate Payee. Payments shall be made pro-rata from all Participant’s Accounts and in accordance with such additional procedures and requirements as the Committee shall specify.

Article VII
Valuation of Account Balances; Investments

7.1
Valuation. Deferrals shall be credited to appropriate Accounts on the date such Compensation would have been paid to the Participant absent the Compensation Deferral Agreement. Valuation of Accounts shall be performed under procedures approved by the Committee.

7.2
Earnings Credit. Each Account will be credited with Earnings on each Business Day, based upon the Participant’s deemed investment allocation among the menu of investment options selected in advance by the Committee, in accordance with the provisions of this Article VII (“investment allocation”).

7.3
Investment Options. Deemed investment options will be determined by the Committee. The Committee, in its sole discretion, shall be permitted to add or remove deemed investment options from the Plan menu from time to time, provided that any such additions or removals of deemed investment options shall not be effective with respect to any period prior to the effective date of such change.

7.4
No Actual Investment. A Participant’s investment allocation constitutes a deemed, not actual, investment among the investment options comprising the investment menu. At no time shall a Participant have any real or beneficial ownership in any investment option included in the investment menu, nor shall the Participating Employer or any trustee acting on its behalf have any obligation to purchase actual securities as a result of a Participant’s investment allocation. A Participant’s deemed investment allocation shall be used solely for purposes of adjusting the hypothetical value of a Participant’s Account Balances.

A Participant shall specify a deemed investment allocation for each of his Accounts in accordance with procedures established by the Committee. Allocation among the deemed investment options must be designated in increments of 1%. The Participant’s deemed investment allocation will become effective on the same Business Day or, in the

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case of deemed investment allocation election received after a time specified by the Committee, the next Business Day.

A Participant may change their deemed investment allocation on any Business Day, both with respect to future credits to the Plan and with respect to existing Account Balances, in accordance with procedures adopted by the Committee. Changes shall become effective on the same Business Day or, in the case of investment allocation elections received after a time specified by the Committee, the next Business Day, and shall be applied prospectively.

7.5
Unallocated Deferrals and Accounts. If the Participant fails to make a deemed investment allocation with respect to an Account, such Account shall be deemed invested in an investment option, the primary objective of which is the preservation of capital, as determined by the Committee.

7.6
Valuations Final After 140 Days. The Participant shall have 140 days following the Valuation Date on which the Participant failed to be credited with the full amount of Earnings to file a claim under Article XI disputing the amount of Earnings that was credited and requesting modification of the amount so credited.

Article VIII
Administration

8.1
Plan Administration. This Plan shall be administered by the Committee which shall have discretionary authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and to utilize its discretion to decide or resolve any and all questions, including but not limited to eligibility for benefits and interpretations of this Plan and its terms, as may arise in connection with the Plan. Claims for benefits shall be filed with the Committee and resolved in accordance with the claims procedures in Article XI.

8.2
Administration Upon Change in Control. Upon a change in control affecting the Company, the Committee, as constituted immediately prior to such change in control, shall continue to act as the Committee. The Committee, by a vote of a majority of its members, shall have the authority (but shall not be obligated) to appoint an independent third party to act as the Committee. For purposes of this Section 8.2, a “change in control” means a change in control within the meaning of the rabbi trust agreement associated with the Plan or if no such definition is provided, the term shall have the meaning under Code Section 409A.

Upon such change in control, the Company may not remove the Committee or its members, unless a majority of Participants and Beneficiaries with Account Balances consent to the removal and replacement of the Committee. Notwithstanding the foregoing, the Committee shall not have authority to direct investment of trust assets under any rabbi trust described in Section 10.2.

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The Participating Employers shall, with respect to the Committee identified under this Section: (i) pay all reasonable expenses and fees of the Committee, (ii) indemnify the Committee (including individuals serving as Committee members) against any costs, expenses and liabilities including, without limitation, attorneys’ fees and expenses arising in connection with the performance of the Committee’s duties hereunder, except with respect to matters resulting from the Committee’s gross negligence or willful misconduct, and (iii) supply full and timely information to the Committee on all matters related to the Plan, any rabbi trust, Participants, Beneficiaries and Accounts as the Committee may reasonably require.

8.3
Withholding. The Participating Employer shall have the right to withhold from any payment due under the Plan (or with respect to any amounts credited to the Plan) any amounts it reasonably determines to be required by law to be withheld in respect of such payment (or credit). Withholdings with respect to amounts credited to the Plan shall be deducted from Compensation that has not been deferred to the Plan.

8.4
Indemnification. The Participating Employers shall indemnify and hold harmless each employee, officer, director, agent or organization, to whom or to which are delegated duties, responsibilities, and authority under the Plan or otherwise with respect to administration of the Plan, including, without limitation, the Committee, its delegees and its agents, against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him or it (including but not limited to reasonable attorney fees) which arise as a result of his or its actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by the Participating Employer. Notwithstanding the foregoing, the Participating Employer shall not indemnify any person or organization if his or its actions or failure to act are due to gross negligence or willful misconduct or for any such amount incurred through any settlement or compromise of any action unless the Participating Employer consents in writing to such settlement or compromise.

8.5
Delegation of Authority. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who shall be legal counsel to the Company.

8.6
Binding Decisions or Actions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

Article IX
Amendment and Termination

9.1	Amendment and Termination. The Company may at any time and from time to time amend the Plan or may terminate the Plan as provided in this Article IX. Each

McDonald’s Deferred Compensation Plan

Participating Employer may also terminate its participation in the Plan.

9.2
Actions to Amend or Terminate. The Company, by action taken by the Compensation Committee of its Board of Directors (the “Compensation Committee”) or such other person or committee appointed by the Compensation Committee, reserves the right to amend or terminate the Plan at any time and for any reason, provided that any such amendment shall not reduce the vested Account Balances of any Participant accrued as of the date of any such amendment or restatement (as if the Participant had incurred a voluntary Separation from Service on such date). No amendment is needed to revise the list of Participating Employers set forth on Schedule A attached hereto.

9.3
Implementation of Termination. In the event of Plan termination, Account balances shall be paid in the form of a single lump sum to the maximum extent permitted under Treasury Regulation Section 1.409A-3(j)(4)(ix).

9.4
Accounts Taxable Under Code Section 409A. The Plan is intended to constitute a plan of deferred compensation under which amounts are not required to be taken into gross income under Code Section 409A. The Committee, pursuant to its authority to interpret the Plan, may sever from the Plan or any Compensation Deferral Agreement any provision or exercise of a right that otherwise would result any amount of compensation deferred hereunder being required to be included in any person’s gross income under Section 409A(a)(1)(A) of the Code or otherwise subject to the interest or additional tax described in Section 409A(a)(1)(B) of the Code.

9.5
Lump Sum Upon a Change of Control of the Company. Notwithstanding any other provision in this Plan to the contrary, immediately following a Change of Control of the Company, each Participant and each beneficiary of a deceased Participant (without regard to whether such Participant has had a Separation from Service or is then receiving installments payments) shall receive an immediate lump sum distribution of their entire remaining Account balance.

9.6
Withdrawal from the Plan by Subsidiary. Any Participating Employer shall have the right, at any time, upon the approval of and under such conditions as may be provided by the Compensation Committee, to withdraw from the Plan by delivering to the Committee written notice of its election to withdraw, upon which it shall be considered a “Withdrawing Subsidiary.” Upon receipt of such notice, the Withdrawing Subsidiary shall assume sole responsibility for making payments to its Participants and full responsibility for the design and administration of the Plan, as it applies to its Employees and former Employees. Such responsibility shall include, without limitation, (i) adopting a plan document naming the Withdrawing Subsidiary as the sponsor that is a “clone” of this Plan and the Prior Plan Documents (ii) providing payroll services for payment of the Account of each Participant who is currently employed by the Withdrawing Subsidiary on the effective date of the Withdrawing Subsidiary’s withdrawal from the Plan, (iii) to the extent required by the Committee, providing payroll services for payment of the Account of each Participant who had a Separation from Service prior to the effective date of the Withdrawing Subsidiary’s withdrawal from the Plan and whose last period of

McDonald’s Deferred Compensation Plan

service prior to their Separation from Service was with the Withdrawing Subsidiary, and (iv) for continuing to honor the irrevocable Deferral Elections, if any, that are still in effect with respect to each such Participant. The Company shall have no further obligations to such Participants or any of their Beneficiaries under the Plan whether as administrator of the Plan or guarantor for the payment of amounts due under the Plan or for any other purpose.

Notwithstanding the foregoing, if Participating Employer ceases to be an Affiliate for any reason, such entity shall be deemed to have withdrawn from the Plan and become a Withdrawing Subsidiary in accordance with this Section 9.6 immediately before such entity ceases to be an Affiliate, unless the Company and the entity or the person or group of persons that acquires a controlling interest in the entity enter into an agreement that requires the Company to retain responsibility for the payment of benefits under the Plan with respect to such entity and/or to effect a Partial Termination of the Plan in accordance with Section 9.7 with respect to such entity.

9.7
Partial Termination of the Plan Upon a Subsidiary Change of Control Event. Notwithstanding any other provision of the Plan, if a Participating Employer undergoes a Subsidiary Change of Control Event, as defined below (a “Disaffiliated Subsidiary”), the Company, in its sole discretion, may terminate the portion of the Plan (a “Partial Termination”) covering those Participants (“Disaffiliated Participants”) who immediately following the occurrence of such Subsidiary Change of Control Event are employed by, or are otherwise performing services for, such Disaffiliated Subsidiary. Any such Partial Termination of the Plan shall be done in accordance with and subject to the requirements imposed under Treasury Regulation Section 1.409A-3(j)(4)(ix)(B), including the following:

(a)
The Company may amend the Plan at any time during the period commencing 30 days prior and ending 12 months after the occurrence of a Subsidiary Change of Control Event to implement a Partial Termination with respect to such Subsidiary Change of Control Event.

(b)
If a Partial Termination amendment is timely adopted, each Disaffiliated Participant will receive, within the 12 month period following the date the Partial Termination amendment is adopted, a lump sum distribution of their entire Account balance under the Plan and their entire account balance under all other Company-sponsored deferred compensation plans that together with the Plan are required to be treated as a single “plan” under Treasury Regulation Section 1.409A-1(c)(2) immediately following the Subsidiary Change of Control Event.

(c)
A Participating Employer shall undergo a “Subsidiary Change of Control Event” if (i) it ceases to be an Affiliate of the Company as a result of a stock or asset sale or similar transaction and (ii) such sale or other transaction constitutes a “change in the ownership” (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(v)) of such Participating Employer, a “change in effective control” (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vi)(1)) of such Participating Employer, or a “change in the ownership of a substantial portion of

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the assets” (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vii)) of such Participating Employer.

Article X
Informal Funding

10.1
General Assets. Obligations established under the terms of the Plan may be satisfied from the general funds of the Participating Employers, or a trust described in this Article X. No Participant, spouse or Beneficiary shall have any right, title or interest whatever in assets of the Participating Employers. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Participating Employers and any Employee, spouse, or Beneficiary. To the extent that any person acquires a right to receive payments hereunder, such rights are no greater than the right of an unsecured general creditor of the Participating Employer.

10.2
Rabbi Trust. A Participating Employer may, in its sole discretion, establish a grantor trust, commonly known as a rabbi trust, as a vehicle for accumulating assets to pay benefits under the Plan. Payments under the Plan may be paid from the general assets of the Participating Employer or from the assets of any such rabbi trust. Payment from any such source shall reduce the obligation owed to the Participant or Beneficiary under the Plan.

If a rabbi trust is in existence upon the occurrence of a “change in control”, as defined in such trust, the Participating Employer shall, upon such change in control, and on each anniversary of the change in control, contribute in cash or liquid securities such amounts as are necessary so that the value of assets after making the contributions exceed 125% of the total value of all Account Balances.

Article XI
Claims

11.1	Filing a Claim.

(a)
Any individual (for purposes of this Section called a “Claimant”) may submit his claim for benefits or any other complaint or grievance with respect to administration of the Plan (a “Claim”) to the Committee or such other person designated by the Committee (the “Claims Administrator”) in writing in such form as is permitted by the Committee. A Claimant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a Claim, prior to his filing a claim for benefits and exhausting his rights to review in accordance with this Section. Any Claim that is based, in whole or in part, on the failure of the Committee (or its agents or delegates) to follow proper directions given by a Participant or Beneficiary in accordance with the provisions of the Plan (including, without limitation, the failure to follow an investment direction or a 401(k) Election) must be filed with the Claims Administrator no later than one hundred forty (140) days after the date on which such direction was given (or

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purportedly given) and the failure of a Claimant to file such Claim within this time frame shall be conclusive grounds for denial of such Claim.

When a Claim has been filed properly, such Claim shall be evaluated and the Claimant shall be notified of the approval or the denial within ninety (90) days after the receipt of such Claim unless special circumstances require an extension of time for processing the Claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period, and such notice shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred and eighty (180) days after the date on which the Claim was filed). A Claimant shall be given a written notice in which he shall be advised as to whether the Claim is granted or denied, in whole or in part. If a Claim is denied, in whole or in part, the Claimant shall be given written notice which shall contain (1) the specific reasons for the denial, (2) references to pertinent Plan provisions on which the denial is based, (3) a description of any additional material or information necessary to perfect the Claim and an explanation of why such material or information is necessary, and (4) the Claimant’s rights to seek review of the denial.

(b)
If a Claim is denied, in whole or in part, the Claimant shall have the right to request that the Committee review the denial, provided that he files a written request for review with the Committee within sixty (60) days after the date on which he received written notification of the denial. A Claimant (or his duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Committee. A Claimant must address any material issue relevant to his Claim in connection with his request for review. If a Claimant fails to raise or address any material issue relevant to his Claim in connection with his request for review, the Claimant shall have no right to later reopen or resubmit such Claim based on such issue. Within sixty (60) days after a request for review is received, the review shall be made and the Claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Claimant shall, within such initial sixty (60) day period, be given a written notification specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred and twenty (120) days after the date on which the request for review was filed). The decision on review shall be forwarded to the Claimant in writing and shall include specific reasons for the decision and references to Plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes.

11.2
Claims Appeals Upon Change in Control. Upon a change in control, the Claims Administrator, as constituted immediately prior to such change in control, shall continue to act as the Claims Administrator. The Company may not remove any member of the

McDonald’s Deferred Compensation Plan

Claims Administrator, but may replace resigning members if 2/3rds of the members of the Board of Directors of the Company and a majority of Participants and Beneficiaries with Account Balances consent to the replacement. For purposes of this Section 11.2, a “change in control” means a change in control within the meaning of the rabbi trust agreement associated with the Plan or if no such definition is provided, the term shall have the meaning under Code Section 409A.

The Claims Administrator shall have the exclusive authority at the appeals stage to interpret the terms of the Plan and resolve appeals under the Claims Procedure.

Each Participating Employer shall, with respect to the Committee identified under this Section: (i) pay its proportionate share of all reasonable expenses and fees of the Claims Administrator, (ii) indemnify the Claims Administrator (including individual committee members) against any costs, expenses and liabilities including, without limitation, attorneys’ fees and expenses arising in connection with the performance of the Claims Administrator hereunder, except with respect to matters resulting from the Claims Administrator’s gross negligence or willful misconduct, and (iii) supply full and timely information to the Claims Administrator on all matters related to the Plan, any rabbi trust, Participants, Beneficiaries and Accounts as the Claims Administrator may reasonably require.

11.3
Legal Action. If a Claimant shall fail to file a request for review in accordance with the procedures herein outlined, such Claimant shall have no rights to review and shall have no right to bring action in any court, and the denial of the Claim shall become final and binding on all persons for all purposes. Moreover, no Claimant shall have any right to bring any action in court more than one hundred eighty (180) days after the Committee renders a final determination on review. Any litigation or proceeding regarding or related to the Plan shall be filed and heard in the federal district court in Chicago, Illinois or in state court in Cook County, Illinois.

11.4
Discretion of Claims Administrator. All interpretations, determinations and decisions of the Claims Administrator with respect to any claim shall be made in its sole discretion, and shall be final and conclusive.

Article XII
General Provisions

12.1
Assignment. No interest of any Participant, spouse or Beneficiary under this Plan and no benefit payable hereunder shall be assigned as security for a loan, and any such purported assignment shall be null, void and of no effect, nor shall any such interest or any such benefit be subject in any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment or encumbrance by or through any Participant, spouse or Beneficiary, provided, however, that this Section shall not be interpreted to invalidate any specific provision of the Plan, such as the right to make applicable withholding as described in Section 8.3. Notwithstanding anything to the contrary herein, however, the

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Committee has the discretion to make payments to an alternate payee in accordance with the terms of a domestic relations order, as described in Section 6.11.

The Company may assign any or all of its liabilities under this Plan in connection with any restructuring, recapitalization, sale of assets or other similar transactions affecting a Participating Employer without the consent of the Participant.

12.2
No Legal or Equitable Rights or Interest. No Participant or other person shall have any legal or equitable rights or interest in this Plan that are not expressly granted in this Plan. Participation in this Plan does not give any person any right to be retained in the service of the Participating Employer. The right and power of a Participating Employer to dismiss or discharge an Employee is expressly reserved. The Participating Employers make no representations or warranties as to the tax consequences to a Participant or a Participant’s beneficiaries resulting from a deferral of income pursuant to the Plan.

12.3
No Employment Contract. Nothing contained herein shall be construed to constitute a contract of employment between an Employee and a Participating Employer or to give any employee or Participant the right to be retained in a Participating Employer’s service or to any benefits not specifically provided by the Plan.

12.4
Notice. Any notice or filing required or permitted to be delivered to the Committee under this Plan shall be delivered in writing, in person, or through such electronic means as is established by the Committee. Notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Written transmission shall be sent by certified mail to:

MCDONALD'S CORPORATION
110 NORTH CARPENTER STREET
CHICAGO, IL 60607 USA
ATTN: SENIOR COUNSEL – ERISA, CORPORATE LEGAL DEPARTMENT

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing or hand-delivered, or sent by mail to the last known address of the Participant.

12.5	Headings. The headings of Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

12.6
Invalid or Unenforceable Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Committee may elect in its sole discretion to construe such invalid or unenforceable provisions in a manner that conforms to applicable law or as if such provisions, to the extent invalid or unenforceable, had not been included.

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12.7
Forfeitures and Unclaimed Amounts. Unclaimed amounts shall consist of the amount of the Account of a Participant that cannot be distributed because of the Committee’s inability, after a reasonable search, to locate a Participant or the Participant’s beneficiary, as applicable, within a period of two years after the Payment Date upon which the payment of benefits becomes due. Unclaimed amounts shall be forfeited at the end of such two-year period. These forfeitures will reduce the obligations of the Company under the Plan. After an unclaimed amount has been forfeited, the Participant or beneficiary, as applicable, shall have no further right to the Participant’s Account.

12.8
Facility of Payment to a Minor. If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Committee may, in its discretion, make such distribution: (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains their residence, or (ii) to the conservator or committee or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Committee, the Company, and the Plan from further liability on account thereof.

12.9	Governing Law. To the extent not preempted by ERISA, the laws of the State of Illinois shall govern the construction and administration of the Plan.

12.10
Compliance With Tax Code and ERISA; No Guarantee. This Plan is intended to be administered in compliance with all applicable laws, including the Code, ERISA, and any similar state or local laws, and each provision of the Plan is intended to be interpreted consistent with applicable law, in a manner so as to provide the intended deferral of income inclusion and taxation with respect to amounts deferred hereunder. However, for example, although intended to comply with Section 409A of the Code, this Plan shall not constitute a guarantee to any Participant, Beneficiary, or other person that the Plan in form or in operation will result in the deferral of federal or state income tax liabilities or that the Participant, Beneficiary, or any other person will not be subject to the gross income inclusion or interest and additional taxes described within Section 409A(a)(1) of the Code or any similar state, local, or otherwise applicable law. No Employer shall have any legal obligation to a Participant or any other individual with respect to any tax or other liability imposed with respect to any deferral or benefit under the Plan under any applicable law, including Section 409A of the Code and any similar state or local law.

12.11
Action by the Company. Except as otherwise specifically provided in the Plan, any action required of or permitted by the Company under the Plan shall be by resolution of the Compensation Committee or by action of any member of the Compensation Committee or other person(s) authorized by resolution of the Compensation Committee.

12.12
Section 16. Notwithstanding any other provision of the Plan, the Compensation Committee (or its delegates) may impose such restrictions, rules and regulations on the terms and conditions of participation in the Plan by any Participant who has been deemed by the Board of Directors of the Company to be subject to Section 16 of the Securities Exchange Act of 1934, as amended, as the Compensation Committee (or its delegates) may determine to be necessary or appropriate. Any deemed investment election made

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under the Plan that would result in liability or potential liability under said Section 16 shall be void ab initio.

12.13
Electronic Elections. Anything in the Plan to the contrary notwithstanding, the Committee may in its discretion may make disclosure or give information to Participants and beneficiaries and permit Participants or their beneficiaries to make electronic elections in lieu of written disclosure, information or elections provided in the Plan. In making such a determination, the Committee shall consider the availability of electronic disclosure of information and elections to Participants and beneficiaries, the protection of the rights of Participants and their beneficiaries, the appropriateness of the standards for authentication of identity and other security considerations involved in the electronic election system and any guidance issued by any relevant governmental authorities.

IN WITNESS WHEREOF, the undersigned executed this Plan as of the 21 day of
May, 2020, to be effective as of the Effective Date.

MCDONALD’S CORPORATION

/s/ Karen Matusinec
By: Karen Matusinec
Title: Corporate Senior Vice President, Treasurer

McDonald’s Deferred Compensation Plan

Schedule A
Participating Employers

McDonald’s Corporation
McDonald’s USA, LLC
McDonald’s Latin America, LLC
McDonald’s AMEA, LLC
McDonald’s International, LLC
McDonald’s Global Markets